Exhibit 10.1

AMENDED AND RESTATED

CHANGE IN CONTROL AGREEMENT

THIS AMENDED AND RESTATED CHANGE IN CONTROL AGREEMENT (the “Agreement”) is made as of the 19th day of December 2025 by and between U.S. Century Bank, with Corporate Offices located at 2301 NW 87th Ave., Doral, FL 33172 (hereinafter called the “Bank”) and Mr. Nicholas Bustle (“Executive”).

WHEREAS, Executive is presently employed as the Executive Vice President/Chief Lending Officer of the Bank;

WHEREAS, the Bank and Executive previously entered into a Change in Control Agreement dated as of May 17, 2019 (the “Prior Agreement”);

WHEREAS, upon consideration, the Bank and Executive wish to adopt certain mutually agreed revisions to the Prior Agreement; and

WHEREAS, as consideration for Executive's continued employment with the Bank as Executive Vice President/Chief Lending Officer the parties hereto, intending to be legally bound, agree as follows:

1.

Payment Upon Change in Control.  In the event of a Change in Control (as defined herein) during the term of this Agreement, the Bank agrees to pay Executive a cash payment equal to one times the Base Annual Salary of Executive received during the one (1) year period prior to the Change in Control, to be paid within thirty (30) days of the consummation of the Change in Control. The Bank's provision of this benefit to Executive is made without regard to whether, or for how long, Executive remains employed with the surviving company subsequent to the Change in Control.

2.	Change in Control. “Change in Control” shall mean the occurrence of an event described in (i), (ii), (iii), or (iv) below:

(i)

Any person or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than USCB Financial Holdings, Inc. (the “Company”), an affiliate of the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Bank or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act, directly or indirectly (which shall include securities issuable upon conversion, exchange or otherwise) or securities representing 50% or more of the combined voting power of the Company’s or the Bank’s then-outstanding securities entitled generally to vote for the election of directors.

(ii)

Consummation of an agreement to merge or consolidate with another entity (other than a majority-controlled subsidiary of the Company) unless the Company's stockholders immediately before the merger or consolidation own more than 50% of the combined voting power of the resulting entity's voting securities (giving effect to the conversion or exchange of securities issued in the merger or consolidation to the other entity that are convertible or exchangeable for voting securities) entitled generally to vote for the election of directors.

(iii)

Consummation of an agreement (including, without limitation, an agreement of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of the Company or the Bank; or

(iv)

Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason during any 12 month period to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the stockholders of the Company is approved by a vote of at least a majority of directors then constituting the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

Notwithstanding the foregoing, no event shall constitute a Change in Control unless such event shall also constitute a change in control as defined in Section 409A of the Internal Revenue Code of 1986, as amended.

3.

Severability. Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason, the validity of the remaining parts, term or provisions of this Agreement shall not be affected thereby and the invalid or unenforceable part, term or provision shall be deemed not to be a part of this Agreement.

4.

Applicable Law/Forum. This Agreement has been entered into and shall be governed by and construed under the internal laws of the State of Florida, without regard to conflicts of laws or principles. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement will be submitted solely to the in personam jurisdiction of the United States District Court for the Southern District of Florida (“Federal Court”) or to the Circuit Court in Broward County or MiamiDade County. Executive hereby waives any claims against or objections to such in personam jurisdiction and venue.

5.

Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when personally delivered or three (3) business days after mailing, postage prepaid, registered or certified mail, or when delivered (and receipted for) by an express delivery service, addressed in each case as follows. As to notices provided to the Bank, notices shall be sent to the Human Resources Department at the address of the Bank listed in the introductory paragraph of this Agreement. As to notices to Executive, notices shall be sent to the address provided below in the signature block hereto. Executive and the Bank may change the address for the giving of notices.

6.

Complete Agreement. This Agreement represents the complete agreement between Executive and the Bank regarding the subject matter of this Agreement. All prior agreements between the Bank and Executive with respect to the specific matters agreed to herein, including without limitation, the Prior Agreement, are hereby superseded and shall have no force or effect. This Agreement is in no way dependent upon the performance of any other contract or agreement that may have been or may be entered into between Executive and the Bank and remains in effect during the pendency of this Agreement. As such, the breach or alleged breach of any other contract or agreement is no defense to enforcement of this Agreement.

7.

Amendments in Writing. No amendment, modification, waiver, or other change to this Agreement shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be changed and signed by the Bank and Executive, and each such change shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Executive and the Bank.

8.

Term of the Agreement. Subject to the terms hereof, the term of this Agreement shall commence on the date hereof and terminate on December 31, 2028 (the “Initial Term”). Prior to December 31, 2026 (the “Extension Anniversary Date”) and each annual anniversary thereafter of the Extension Anniversary Date, the Board of Directors of the Bank or the Compensation Committee thereof shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including Executive’s performance hereunder) a one-year extension of the term of this Agreement. If the Board of Directors or the Compensation Committee thereof approve such an extension, then the term of this Agreement shall be so extended as of the Extension Anniversary Date or any relevant annual anniversary of such date unless Executive gives written notice to the Bank of Executive’s election not to extend the term, with such written notice to be given not less than thirty (30) days prior to the Extension Anniversary Date or any relevant annual anniversary of such date. If the Board of Directors elects not to extend the term, it shall give written notice of such decision to Executive not less than thirty (30) days prior to the Extension Anniversary Date or any annual anniversary of such date. If any party gives timely notice that the term will not be extended as of the Extension Anniversary Date or any annual anniversary of such date, then this Agreement and the rights and obligations provided herein shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the Initial Term and successive terms as the term of this Agreement is extended in accordance with the terms hereof.

9.

Regulatory Actions.  The following provisions shall be applicable to the parties hereto or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 1 hereof:

(i)

If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank’s affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act (“FDIA”)(12 U.S.C. §§1818(e)(3) and 1818(g)(1)), the Bank’s obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank will: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(ii)

If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. §§1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

(iii)

If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. §1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of Executive and the Bank as of the date of termination shall not be affected.

(iv)

Notwithstanding any other provision of this Agreement to the contrary, any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. §1828(k)) and 12 C.F.R. Part 359.

10.

Nature of Obligations. Nothing contained herein shall be deemed to create other than a terminable at will employment relationship between the Bank and Executive, and the Bank may terminate Executive’s employment at any time, subject to providing any payments specified herein in accordance with the terms hereof.

11.

Acknowledgment. Executive acknowledges that Executive has read this Agreement in full and completely understands all of its terms and obligations and enters into this Agreement freely and voluntarily, and after having the opportunity to consult with representatives of Executive's own choosing and that Executive's agreement is freely given.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above mentioned.

U.S. Century Bank		Executive

By:	/s/Jessica Goldberg		/s/ Nicholas Bustle
Title:	Senior Vice President/Director of Human Resources	Print Name:	Nicholas Bustle
		Address:	[Redacted]

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